Exhibit 4.2

WYNN LAS VEGAS, LLC

and

WYNN LAS VEGAS CAPITAL CORP.,

as joint and several obligors

and

KEVYN, LLC
LAS VEGAS JET, LLC
WORLD TRAVEL, LLC
WYNN GOLF, LLC
WYNN SHOW PERFORMERS, LLC
and
WYNN SUNRISE, LLC,
as Guarantors

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

________________________

Third Supplemental Indenture

Dated as of August 4, 2010

Supplementing the Indenture

Dated as of December 14, 2004

________________________

6⅝% First Mortgage Notes due 2014

THIS THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of August 4, 2010, between Wynn Las Vegas, LLC, a Nevada limited liability company (“Wynn Las Vegas”), and Wynn Las Vegas Capital Corp., a Nevada corporation (“Wynn Capital,” and together with Wynn Las Vegas, the “Issuers”), as joint and several obligors, and Kevyn, LLC, a Nevada limited liability company, Las Vegas Jet, LLC, a Nevada limited liability company, World Travel, LLC, a Nevada limited liability company, Wynn Golf, LLC, a Nevada limited liability company, Wynn Show Performers, LLC, a Nevada limited liability company and Wynn Sunrise, LLC, a Nevada limited liability company, as guarantors (the “Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”), under the Indenture, dated as of December 14, 2004 (as supplemented to date, the “Indenture”).  Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Indenture.

W I T N E S S E T H:

WHEREAS, the Issuers, the Trustee and the Guarantors have heretofore executed and delivered the Indenture providing for the issuance by the Issuers 6⅝% First Mortgage Notes due 2014 (the “Notes”);

WHEREAS, to refinance the Issuers’ existing debt, Wynn Las Vegas has, among other things, (i) made an offer to purchase for cash any and all of the outstanding Notes (the “Tender Offer”) and (ii) solicited consents from the Holders of the Notes to certain proposed amendments to the Indenture and the Intercreditor Agreement (the “Consent Solicitation”), in each case, in accordance with the terms and conditions of an Offer to Purchase and Consent Solicitation Statement, dated July 21, 2010 (the “Solicitation Statement”);

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, voting as a single class, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes and the Intercreditor Agreement;

WHEREAS, the Holders of at least a majority in aggregate principal amount of the Notes outstanding have duly consented to the proposed amendments set forth in this Third Supplemental Indenture in accordance with Section 9.02 of the Indenture;

WHEREAS, the Issuers have heretofore delivered or are delivering contemporaneously herewith to the Trustee (i) copies of resolutions of the Board of Directors of the Issuers and the Guarantors authorizing the execution of this Third Supplemental Indenture, (ii) evidence of the written consent of the Holders set forth in the immediately preceding paragraph, and (iii) the Officers’ Certificate and the Opinion of Counsel described in Sections 14.04 and 14.05 of the Indenture; and

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make this Third Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed.

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NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Third Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE ONE
AMENDMENTS

SECTION 1.01         Amendment of Definitions.

  The Indenture is hereby amended by deleting the definitions of any terms that are only used in sections eliminated as a result of the amendments of the Indenture pursuant to this Third Supplemental Indenture.

SECTION 1.02         Other Amendments.

  (a)           The Indenture is hereby amended to delete the text of each of the following sections in their entirety and to insert in lieu thereof the phrase “Intentionally Omitted”:

(1)	Section 3.10 entitled “Offer to Purchase by Application of Excess Proceeds;”
(2)	Section 4.03 entitled “Reports;”
(3)	Section 4.04 entitled “Compliance Certificate;”
(4)	Section 4.05 entitled “Taxes;”
(5)	Section 4.06 entitled “Stay, Extension and Usury Laws;”
(6)	Section 4.07 entitled “Restricted Payments;”
(7)	Section 4.08 entitled “Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries of Wynn Las Vegas;”
(8)	Section 4.09 entitled “Incurrence of Indebtedness and Issuance of Disqualified Stock;”
(9)	Section 4.10 entitled “Asset Sales;”
(10)	Section 4.11 entitled “Transactions With Affiliates;”
(11)	Section 4.12 entitled “Liens;”
(12)	Section 4.13 entitled “Line of Business;”
(13)	Section 4.14 entitled “Corporate and Organizational Existence;”
(14)	Section 4.15 entitled “Offer to Purchase Upon Change of Control;”
(15)	Section 4.16 entitled “Events of Loss;”
(16)	Section 4.17 entitled “Designation of Restricted and Unrestricted Subsidiaries;”
(17)	Section 4.18 entitled “Construction;”
(18)	Section 4.19 entitled “Limitations on Use of Proceeds;”
(19)	Section 4.20 entitled “Limitation on Status as Investment Company;”
(20)	Section 4.21 entitled “Limitation on Sale and Leaseback Transactions;”
(21)	Section 4.22 entitled “Limitation on Development of Golf Course Land;”
(22)	Section 4.23 entitled “Restrictions on Payments of Management Fees;”

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(23)	Section 4.24 entitled “Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries;”
(24)	Section 4.25 entitled “Amendments to Certain Agreements;”
(25)	Section 4.26 entitled “Amendments to Operating Agreements and Charter Documents;”
(26)	Section 4.27 entitled “Insurance;”
(27)	Section 4.28 entitled “Additional Collateral; Formation or Acquisition of Restricted Subsidiaries, Designation of Unrestricted Subsidiaries as Restricted Subsidiaries or Permitted C-Corp. Conversion;”
(28)	Section 4.29 entitled “Additional Collateral; Acquisition of Assets or Property;”
(29)	Section 4.30 entitled “Further Assurances;”
(30)	Section 4.31 entitled “Payments for Consents;” and
(32)	Section 4.32 entitled “Restrictions on Activities of Wynn Capital.”

Any and all references to the foregoing sections and any and all obligations thereunder related solely to such sections are hereby deleted throughout the Indenture and the Intercreditor Agreement, and shall be of no further force or effect.

 (b)           The Indenture is hereby amended to delete paragraphs (4), (5) and (6) of subsection (a) of Section 5.01 entitled “Merger, Consolidation, or Sale of Assets.”

 (c)           The Indenture is hereby amended to delete subsections (c) through (o), inclusive, of Section 6.01 entitled “Events of Default.”

 (d)           Any and all references in the Indenture to any of the foregoing sections, subsections, paragraphs, clauses or other terms that are deleted pursuant to any of the foregoing provisions, and any and all obligations thereunder related solely to such sections, subsections, paragraphs, clauses and terms are hereby deleted throughout the Indenture, and shall be of no further force or effect.

ARTICLE TWO
INTERCREDITOR AGREEMENT

SECTION 2.01           Amendment to Intercreditor Agreement.

(a)           At the request of the Issuers, the Trustee shall, on or after the Operative Date (as defined below), execute and deliver to the Issuers an amended and restated Intercreditor Agreement, substantially in the form of Exhibit A hereto;

(b)           From time to time, at the request of the Issuers, the Trustee shall execute and deliver new intercreditor agreements, so long as their terms are not materially less favorable to the holders of the Notes than the form of amended and restated Intercreditor Agreement attached hereto as Exhibit A.

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ARTICLE THREE
MISCELLANEOUS

SECTION 3.01           Reference to and Effect on the Indenture.  This Third Supplemental Indenture shall become operative at such time (the “Operative Date”) as, and only if, the Issuers accept for payment, pursuant to the Tender Offer, Consents of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (excluding Notes held by the Issuers, the Guarantors or any person directly or indirectly controlling or controlled, by or under direct or indirect common control with, the Issuers or the Guarantors (which is deemed to include any person that owns 10% or more of the common voting stock of Wynn Resorts, Limited)).  On and after the Operative Date, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented by this Third Supplemental Indenture unless the context otherwise requires.  The Indenture, as supplemented by this Third Supplemental Indenture, shall be read, taken and construed as one and the same instrument.  Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 3.02           Governing Law.  THE INTERNAL LAW OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW,  SHALL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE, SUBJECT TO APPLICABLE GAMING LAWS.

SECTION 3.03           Trust Indenture Act Controls.  No modification of any provisions of the Indenture effected by this Third Supplemental Indenture is intended to eliminate or limit any provision of the Indenture that is required to be included therein by the Trust Indenture Act of 1939, as amended, as in force as of the effectiveness of this Third Supplemental Indenture.

SECTION 3.04           Trustee Disclaimer; Trust.  The recitals contained in this Third Supplemental Indenture shall be taken as the statements of the Issuers and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture.  The Trustee accepts the trust created by the Indenture, as supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

SECTION 3.05           Counterparts.  This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall constitute but one and the same instrument.

SECTION 3.06           Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.07           Severability.  In case any provision of this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed all as of the date hereof.

ISSUERS:

WYNN LAS VEGAS, LLC, a Nevada limited liability company,

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:	/s/ Matt Maddox
	Name: Title:	Matt Maddox Chief Financial Officer and Treasurer
WYNN LAS VEGAS CAPITAL CORP., a Nevada corporation
By:	/s/ Matt Maddox
	Name: Title:	Matt Maddox Chief Financial Officer and Treasurer

[Signature Page to the Third Supplemental Indenture]

GUARANTORS:

KEVYN, LLC, a Nevada limited liability company

By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member

By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:	/s/ Matt Maddox
	Name: Title:	Matt Maddox Chief Financial Officer and Treasurer
LAS VEGAS JET, LLC, a Nevada limited liability company,

By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:	/s/ Matt Maddox
	Name: Title:	Matt Maddox Chief Financial Officer and Treasurer

[Signature Page to the Third Supplemental Indenture]

WORLD TRAVEL, LLC, a Nevada limited liability company,

By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:	/s/ Matt Maddox
	Name: Title:	Matt Maddox Chief Financial Officer and Treasurer
WYNN GOLF, LLC, a Nevada limited liability company,

By:	Wynn Las Vegas, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:	/s/ Matt Maddox
	Name: Title:	Matt Maddox Chief Financial Officer and Treasurer

[Signature Page to the Third Supplemental Indenture]

WYNN SHOW PERFORMERS, LLC, a Nevada limited liability company,

By:	Wynn Las Vegas, LLC, a Nevada limited liability company,

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:	/s/ Matt Maddox
	Name: Title:	Matt Maddox Chief Financial Officer and Treasurer
WYNN SUNRISE, LLC, a Nevada limited liability company,

By:	Wynn Las Vegas, LLC, a Nevada limited liability company,

By:	Wynn Resorts Holdings, LLC, a Nevada limited liability company, its sole member

By:	Wynn Resorts, Limited, a Nevada corporation, its sole member
By:	/s/ Matt Maddox
	Name: Title:	Matt Maddox Chief Financial Officer and Treasurer

[Signature Page to the Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Raymond S. Haverstock
	Name:	Raymond S. Haverstock
	Title:	Executive Director

[Signature Page to the Third Supplemental Indenture]